Exhibit 24

POWER OF ATTORNEY

            Know all by these presents that the undersigned hereby constitutes and appoints David Antczak, Jonathan Sturz, Ki Hoon Kim and Linda Kelso Epstein, and each of them, signing singly, and with full power of substitution and re-substitution, the undersigned's true and lawful attorney in fact (each of such persons and their substitutes being referred to herein as the "Attorney-in-Fact"), with full power to act for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to:

(1)

Prepare, execute, and submit to the Securities and Exchange Commission ("SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required or considered by the Attorney-in-Fact to be advisable under Section 13 or Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") or any rule or regulation of the SEC;

(2)

Prepare, execute and submit for and on behalf of the undersigned, in the undersigned's capacity as an executive officer or a director of Hewlett Packard Enterprise Company ("HPE"), any Forms 3, 4 and 5, Schedules 13D and 13G, and Forms 144 that the undersigned is required to file with the SEC or which the Attorney-in-Fact considers advisable to file with the SEC, under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder, or under Rule 144 under the Securities Act of 1933 ("Rule 144"), or as required by the NYSE with respect to the any HPE security;

(3)

Obtain, as the undersigned's representative and on the undersigned's behalf, information regarding transactions in HPE's equity securities from any third party, including HPE and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact.

The undersigned acknowledges that:

a) This Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act in his discretion on information provided to such Attorney-in-Fact without independent verification of such information;

b) Any documents prepared or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his discretion, deems necessary or desirable;

c) Neither HPE nor the Attorney-in-Fact assumes any liability for the undersigned's responsibility to comply with the requirements of Section 13 or Section 16 of the Exchange Act or Rule 144, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act; and

d) This Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under Section 13 or Section 16 of the Exchange Act, including, without limitation, the reporting requirements under Section 13 or Section 16 of the Exchange Act.

            The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in connection with the foregoing, as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact, or his substitute or substitutes, shall lawfully do or cause to be done by authority of this Power of Attorney.

            This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 4 or 5 or Schedules 13D or 13G or Forms 144 with respect to the undersigned's holdings of and transactions in HPE securities, unless earlier revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

             IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 12 day of July 2026.

                                                                                                                           /S/ DAVID I. GOULDEN

                                                                                                                          DAVID I. GOULDEN

STATE OF RHODE ISLAND

COUNTY OF NEWPORT

On this 12 day of July, 2026, before me personally appeared David I. Goulden, known to me or satisfactorily proven to be the person whose name is subscribed to the foregoing instrument, and acknowledged that he executed the same for the purposes therein contained.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

  /S/ JEANNE L. MURRAY

 JEANNE L. MURRAY, Notary Public

My commission expires:

07/08/2028

Seal #765526

Jeanne L. Murray

Notary Public, State of Rhode Island

My Commission Expires July 8, 2028